SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):    December 4, 2003
                                                  ------------------------------


                             uWink California, Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


            Utah                           0-29873               87-0412110
(State or Other Jurisdiction      (Commission File Number)     (IRS Employer
----------------------------      ------------------------   -------------------
 of Incorporation)                                           Identification No.)



              5443 Beethoven Street, Los Angeles, California 90066
              ----------------------------------------------------
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:    (310) 827-6900



       ------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         (a) As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 8, 2003, uWink California, Inc., a Delaware corporation ("uWink California"), completed the initial closing of a reverse acquisition of the Registrant on December 4, 2003, pursuant to which the Registrant has acquired approximately 99% of the outstanding shares of uWink California capital stock in exchange for a controlling interest in the Registrant (the "Reorganization"). Pursuant to the Securities Purchase Agreement and Plan of Reorganization dated November 21, 2003 by and among the Registrant, uWink California and the stockholders of uWink California (the "Purchase Agreement"), the Registrant issued one (1) share of its common stock for every
3.15611 shares of uWink California capital stock transferred to the Registrant by each uWink California stockholder. As of March 31, 2004, the former uWink California stockholders had transferred 23,482,754 shares of uWink California capital stock (representing approximately 99% of the total shares of uWink California capital stock outstanding) to the Registrant in exchange for 7,401,789 shares of common stock of the Registrant (representing approximately 84.2% of the total shares of the Registrant's capital stock outstanding as of March 31, 2004). The Registrant expects to acquire the remaining uWink
California shares outstanding in subsequent closings pursuant to the terms of the Purchase Agreement.

         This Form 8-K/A is being filed to amend the Current Report on Form 8-K filed on December 8, 2003 to include financial statements and pro forma financial information referred to in Item 7 below relating to the Reorganization.


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Please see Item 1 above.


ITEM 5.  OTHER EVENTS.

         The Registrant filed a Current Report on Form 8-K on January 30 ,2004 to announce that it changed its name to uWink, Inc.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)-(b) Financial Statements and Pro Forma Financial Information.

            Audited Financial Statements of uWink California, Inc. as of and for the two years ended December 31, 2002.

            Unaudited Financial Statements of uWink California, Inc. as of and for the nine months ended September 30, 2003 and 2002.

            Unaudited Pro Forma Condensed Combined Balance Sheet and Statements of Operations of the Registrant and uWink California, Inc. as of September 30, 2003 and for the twelve months ended December 31, 2002 and the nine months ended September 30, 2003.

         (c)      Exhibits.

                  2.1 Securities Purchase Agreement and Plan of Reorganization dated November 21, 2003 by and among the Registrant, uWink California, and the stockholders of uWink California, previously filed as an exhibit to Current Report on Form 8-K filed on December 8, 2003.

                  99.1 Press Release dated December 5, 2003, previously filed as an exhibit to Current Report on Form 8-K filed on December 8, 2003.

                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       uWink California, Inc.
                                       (Registrant)


Date:  April __, 2004                  By: /s/ Nolan K. Bushnell
                                           -------------------------------------
                                           Nolan K. Bushnell,
                                           President and Chief Executive Officer

                             UWINK CALIFORNIA, INC.
                              FINANCIAL STATEMENTS

                                    CONTENTS

                                                                                      Page
                                                                                      ----
INDEPENDENT AUDITORS' REPORT:
     Report on Audited Financial Statements                                            F-1

FINANCIAL STATEMENTS:
      Balance Sheet as of December 31, 2002                                            F-2
      Statements of Operations for the years ended December 31, 2002 and 2001          F-3
      Statement of Stockholders' Deficit for the years ended
          December 31, 2002 and 2001                                                   F-4
      Statements of Cash Flows for the years ended December 31, 2002 and 2001          F-5
     Notes to Financial Statements                                                     F-7

                          INDEPENDENT AUDITORS' REPORT


To The Board of Directors and Stockholders of uWink California, Inc. Los Angeles, California

We have audited the accompanying balance sheet of uWink California, Inc. as of December 31, 2002, and the related statements of operations, stockholders' deficit and cash flows for each of the two year periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of uWink California, Inc. as of December 31, 2002, and the results of its operations and its cash flows for each of the two year periods then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has incurred significant losses from operations since its inception and has a working capital deficit. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
February 13, 2004

                             UWINK CALIFORNIA, INC.

                                  BALANCE SHEET

                                                                                                    DECEMBER
                                                                                                    31, 2002
                                                                                               --------------------
      ASSETS

CURRENT ASSETS
      Cash and cash equivalents                                                             $                6,448
      Account receivable, net of allowance for doubtful accounts of $116,244                                60,169
      Inventory, net                                                                                       157,903
      Prepaid expenses and other current assets                                                             21,715
                                                                                               --------------------

TOTAL CURRENT ASSETS                                                                                       246,235

PROPERTY AND EQUIPMENT, net                                                                                122,354
CAPITALIZED SOFTWARE DEVELOPMENT COSTS, net of
      accumulated amortization of $689,061                                                                  91,561
                                                                                               --------------------
TOTAL ASSETS                                                                                $              460,150
                                                                                               ====================


             LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
      Accounts payable                                                                      $            1,076,071
      Accrued expenses                                                                                     300,909
      Accrued payroll and related benefits                                                               1,797,704
      Due to related parties                                                                               712,412
      Bridge loans payable                                                                               1,550,000
                                                                                               --------------------
TOTAL CURRENT LIABILITIES                                                                                5,437,096
                                                                                               --------------------

COMMITMENT AND CONTINGENCIES (Note 9)                                                                            -

STOCKHOLDERS' DEFICIT
      Series A Convertible Preferred Stock, $0.0001 par value;
        3,000,000 shares authorized; 2,950,000 shares issued and outstanding                                   295
      Series B Convertible Preferred Stock, $0.0001 par value;
        3,000,000 shares authorized; 2,131,395 shares issued and outstanding                                   213
      Common stock, $0.0001 par value; 35,000,000 shares
        authorized; 8,391,288 shares issued and outstanding                                                    839
      Additional paid-in capital                                                                         9,983,797
      Accumulated deficit                                                                              (14,962,090)
                                                                                               --------------------
TOTAL STOCKHOLDERS' DEFICIT                                                                             (4,976,946)
                                                                                               --------------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                                 $              460,150
                                                                                               ====================

   The accompanying notes are an integral part of these financial statements.

                             UWINK CALIFORNIA, INC.

                            STATEMENTS OF OPERATIONS

                                                                                                   YEARS ENDED
                                                                                      --------------------------------------
                                                                                          DECEMBER            DECEMBER
                                                                                          31, 2002            31, 2001
                                                                                      -----------------   ------------------
NET SALES                                                                             $        315,367    $         971,782

COST OF SALES                                                                                  257,362              803,390
                                                                                      -----------------   ------------------
GROSS PROFIT                                                                                    58,005              168,392
                                                                                      -----------------   ------------------

OPERATING EXPENSES
      Selling, general and administrative expenses                                           2,350,647            3,309,323
      Research and development                                                                 523,051            1,128,041
                                                                                      -----------------   ------------------
TOTAL OPERATING EXPENSES                                                                     2,873,698            4,437,364
                                                                                      -----------------   ------------------

LOSS FROM OPERATIONS                                                                        (2,815,693)          (4,268,972)
                                                                                      -----------------   ------------------

OTHER INCOME (EXPENSE)
      Interest income                                                                            1,213                  194
      Amortization of debt discounts                                                          (523,186)            (366,442)
      Interest expense                                                                        (262,144)            (501,500)
                                                                                      -----------------   ------------------
TOTAL OTHER INCOME (EXPENSE)                                                                  (784,117)            (867,748)
                                                                                      -----------------   ------------------

LOSS BEFORE PROVISION FOR INCOME TAXES                                                      (3,599,810)          (5,136,720)

PROVISION FOR INCOME TAXES                                                                           -                    -
                                                                                      -----------------   ------------------

NET LOSS                                                                                    (3,599,810)          (5,136,720)

AMORTIZATION OF PREFERRED STOCK DISCOUNTS                                                     (138,358)             (77,330)
                                                                                      -----------------   ------------------
NET INCOME ATTRIBUTED TO COMMON STOCKHOLDERS                                          $     (3,738,168)   $      (5,214,050)
                                                                                      =================   ==================

NET LOSS PER COMMON SHARE - BASIC AND DILUTED                                         $          (0.47)   $           (0.68)
                                                                                      =================   ==================

WEIGHTED AVERAGE COMMON SHARES
      OUTSTANDING - BASIC AND DILUTED                                                        7,896,181            7,683,500
                                                                                      =================   ==================

   The accompanying notes are an integral part of these financial statements.

                             UWINK CALIFORNIA, INC.

                       STATEMENT OF STOCKHOLDERS' DEFICIT

                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                                  PREFERRED STOCK                   PREFERRED STOCK
                                                                     SERIES A                          SERIES B
                                                              SHARES          AMOUNT            SHARES          AMOUNT
BALANCE, DECEMBER 31, 2000                                   2,950,000     $        295        1,700,000     $        170

Issuance of Series B preferred stock
      for accounts payable                                                                         8,895                1

Issuance of Series B preferred stock
      for cash, net of offering costs                                                            422,500               42

Value of warrants issued for financing costs

Issuance of warrants attached to bridge loans

Beneficial conversion feature related to bridge loans

Amortization of discount on preferred stock

Net loss
                                                           -------------------------------------------------------------------
BALANCE, DECEMBER 31, 2001                                   2,950,000              295        2,131,395              213


Issuance of common stock for

      accounts payable

Issuance of common stock for services

Value of warrants issued for services

Issuance of warrants attached to bridge loans

Beneficial conversion feature related to bridge loans

Amortization of discount on preferred stock

Value of options issued at below market price

Net loss
                                                           -------------------------------------------------------------------

BALANCE, DECEMBER 31, 2002                                   2,950,000     $        295        2,131,395     $        213
                                                           ===================================================================

                                                                                      ADDITIONAL
                                                               COMMON STOCK             PAID-IN      ACCUMULATED
                                                          SHARES          AMOUNT        CAPITAL        DEFICIT            TOTAL
BALANCE, DECEMBER 31, 2000                               7,683,500    $        768   $  7,073,729   $ (6,009,872)     $  1,065,090

Issuance of Series B preferred stock
      for accounts payable                                                                 17,789                           17,790

Issuance of Series B preferred stock
      for cash, net of offering costs                                                     819,958                          820,000

Value of warrants issued for financing costs                                              451,279                          451,279

Issuance of warrants attached to bridge loans                                             183,221                          183,221

Beneficial conversion feature related to bridge loans                                     183,221                          183,221

Amortization of discount on preferred stock                                                77,330        (77,330)               --

Net loss                                                                                              (5,136,720)       (5,136,720)
                                                       ----------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2001                               7,683,500             768      8,806,527    (11,223,922)       (2,416,119)


Issuance of common stock for

      accounts payable                                      97,788              10         73,331                           73,341

Issuance of common stock for services                      610,000              61        304,939                          305,000

Value of warrants issued for services                                                      91,429                           91,429

Issuance of warrants attached to bridge loans                                             261,593                          261,593

Beneficial conversion feature related to bridge loans                                     261,593                          261,593

Amortization of discount on preferred stock                                               138,358       (138,358)               --

Value of options issued at below market price                                              46,027                           46,027

Net loss                                                                                              (3,599,810)       (3,599,810)
                                                       -----------------------------------------------------------------------------

BALANCE, DECEMBER 31, 2002                               8,391,288             839   $  9,983,797   $(14,962,090)     $ (4,976,946)
                                                       =============================================================================

   The accompanying notes are an integral part of these financial statements.

                             UWINK CALIFORNIA, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                           YEARS ENDED
                                                                                 -----------------------------------
                                                                                    DECEMBER           DECEMBER
                                                                                    31, 2002           31, 2001
                                                                                 ----------------   ----------------
CASH FLOW FROM OPERATING ACTIVITIES:
    Net loss                                                                   $      (3,599,810) $      (5,136,720)
    Adjustment to reconcile net loss to net cash
      used in operating activities:
        Value of warrants issued for financing costs                                           -            451,279
        Value of warrants issued for services                                             91,429                  -
        Amortization of discount on bridge loans                                         523,186            366,442
        Common stock issued for services                                                 305,000                  -
        Value of options issued below market price                                        46,027                  -
        Depreciation and amortization expense                                            438,965            367,664
        Allowance for doubtful accounts                                                    4,958            111,286
        Inventory obsolescence reserve                                                    50,000                  -
    Changes in operating assets and liabilities:
      Accounts receivable                                                                 24,213            391,451
      Inventory                                                                          371,806            832,573
      Prepaid expenses and other current assets                                           18,506              1,530
      Accounts payable                                                                   253,172           (181,563)
      Accrued expenses                                                                    64,584            152,548
      Accrued payroll and related benefits                                               988,357            690,725
      Unearned revenue                                                                   (30,085)           (54,209)
                                                                                 ----------------   ----------------
Net cash used in operating activities                                                   (449,692)        (2,006,994)
                                                                                 ----------------   ----------------

CASH FLOW FROM INVESTING ACTIVITIES:
    Payments for software development costs                                              (33,510)          (180,164)
                                                                                 ----------------   ----------------
Net cash used in investing activities                                                    (33,510)          (180,164)
                                                                                 ----------------   ----------------

CASH FLOW FROM FINANCING ACTIVITIES:
    Change in cash overdraft                                                             (13,600)            13,600
    Proceeds from issuance of bridge loans                                               550,000          1,000,000
    Proceeds (repayments) from advances from related parties                             (46,750)           151,662
    Proceeds from issuance of preferred stock                                                  -            845,000
    Payment of offering costs                                                                  -            (25,000)
                                                                                 ----------------   ----------------
Net cash provided by financing activities                                                489,650          1,985,262
                                                                                 ----------------   ----------------

NET INCREASE (DECREASE) IN CASH AND
    CASH EQUIVALENTS                                                                       6,448           (201,896)

CASH AND CASH EQUIVALENTS, Beginning of year                                                   -            201,896
                                                                                 ----------------   ----------------

CASH AND CASH EQUIVALENTS, End of year                                         $           6,448  $               -
                                                                                 ================   ================

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:
    Interest paid                                                              $               -  $               -
                                                                                 ================   ================
    Income taxes paid                                                          $               -  $               -
                                                                                 ================   ================

   The accompanying notes are an integral part of these financial statements.

                             UWINK CALIFORNIA, INC.

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:


      During the year ended December 31, 2002, the Company: 1) converted $73,341 of accounts payable into 97,788 shares of common stock, 2) issued 610,000 shares of common stock for services valued at $305,000 and 3) issued 225,000 warrants valued at $91,429 for services rendered.

      During the year ended December 31, 2001, the Company: 1) converted $17,790 of accounts payable into 8,895 shares of Series B preferred stock, and 2) issued 300,000 warrants valued at $451,279 for financing costs related to the extension of certain advances from related parties.


   The accompanying notes are an integral part of these financial statements.

                             UWINK CALIFORNIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

      Organization and Line of Business

      uWink California, Inc. (the "Company" or "uWink"), was incorporated under the laws of the State of Delaware on June 10, 1999. The Company designs, develops and markets entertainment software along with touchscreen pay-for-play game terminals and lottery and gaming kiosks in public locations. The Company derives its revenue from the sale of its game terminals, licensing fees and network services.

      Basis of Presentation

      The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has incurred a net loss of $3,599,810 for the year ended December 31, 2002 and as of December 31, 2002, the Company had a stockholders' deficit of $4,976,946 and a working capital deficiency of $5,190,861.

      These conditions raise substantial doubt as to the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

      The Company completed a reverse acquisition with a publicly traded company on December 4, 2003. In anticipation of this reverse merger, during the third and forth quarters of 2003, the Company (and subsequent to December 4, 2003, the publicly traded company that the Company merged with) raised a total of $3,727,756 in gross proceeds from the sale of common stock. Subsequent to December 31, 2003, the Company raised an additional
      $1,426,050 in gross proceeds from the sale of its common stock. The Company has used the net proceeds (after commissions and professional costs related to the reverse acquisition) of the offering to restructure and improve its balance sheet, pay off certain accounts payable and accrued liabilities, purchase game terminal inventory and for working capital. The Company's working capital position after these transactions at December 31, 2003 was $1,156,170.

      During December 2003, the Company also converted $862,179 of accrued payroll and related benefits into shares of the Company's common stock. Subsequent to December 31, 2003, the Company has also converted an additional $108,710 of accrued payroll and related benefits into shares of common stock.

      The Company believes that it working capital will be sufficient to fund the current level of operations through the end of the current fiscal year ending December 31, 2004. However, the Company believes that it will need at least an additional $2 million of working capital in order to fund the projected demand for its Snap! And Design'R Bear products and, if necessary, to finance future losses from operations as it endeavors to build revenue and reach a profitable level of operations. The Company plans to obtain the additional working capital through the private placement sale of its equity securities. However, as of the date of this report, there are no commitments for the sale of its securities nor can there be any assurance that such funds will be available on commercially reasonable terms, if at all. Should the Company be unable to raise the required funds, its ability to finance its continued growth will be materially adversely affected.

                             UWINK CALIFORNIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


      Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. As of December 31, 2002, the Company used estimates in determining the realization of its accounts receivable and inventory, capitalization and amortization of software development costs, unearned revenue, warranty reserve and fair value of equity instruments issued for services. Actual results could differ from these estimates.

      Fair Value of Financial Instruments

      For certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and unearned revenue, the carrying amounts approximate fair value due to their short maturities. The amounts shown for convertible debentures and notes payable also approximate fair value because current interest rates and terms offered to the Company for similar debt are substantially the same.

      Cash and Cash Equivalents

      For purposes of the statements of cash flows, the Company defines cash equivalents as all highly liquid debt instruments purchased with a maturity of three months or less, plus all certificates of deposit.

      Concentration of Credit Risk

      Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents and accounts receivables. The Company places its cash with high quality financial institutions and at times may exceed the FDIC $100,000 insurance limit. The Company extends credit based on an evaluation of the customer's financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required.

      Inventory

      Inventory consisting of raw materials, work in process and finished goods are stated at the lower of cost utilizing the first-in, first-out method or market. An obsolescence reserve is estimated for parts whose values have been determined to be impaired or whose future utility appears limited.

                             UWINK CALIFORNIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


      Property and Equipment

      Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives of 5-10 years for machinery and equipment and 3-5 years for office furniture and equipment. Leasehold improvements are amortized over the shorter of their estimated useful lives or the term of the lease.

      Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains and losses on disposals are included in the results of operations.

      Research and Development

      Research and development costs are charged to expense as incurred until technological feasibility has been established. These costs consist primarily of salaries and direct payroll related costs.

      Software Development Costs

      Software development costs related to computer games and network and terminal operating systems developed by the Company are capitalized in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Cost of Computer Software to be Sold, Leased, or Otherwise Marketed." Capitalization of software development costs begins upon the establishment of technological feasibility and is discontinued when the product is available for sale. When the software is a component part of a product, capitalization begins with the product reaches technological feasibility. The establishment of technological feasibility and the ongoing assessment for recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors including, but not limited to, technological feasibility, anticipated future gross revenues, estimated economic life, and changes in software and hardware technologies. Capitalized software development costs are comprised primarily of salaries and direct payroll related costs and the purchase of existing software to be used in the Company's products.

      Amortization of capitalized software development costs is provided on a product-by-product basis on the straight-line method over the estimated economic life of the products (not to exceed three years). Management periodically compares estimated net realizable value by product with the amount of software development costs capitalized for that product to ensure the amount capitalized is not in excess of the amount to be recovered through revenues. Any such excess of capitalized software development costs to expected net realizable value is expensed at that time.

      Revenue Recognition

      The Company recognizes revenue related to software licenses in compliance with the American Institute of Certified Public Accountants ("AICPA") Statement of Position No. 97-2, "Software Revenue Recognition." Revenue is recognized when the Company delivers its touchscreen pay-for-play game terminals to its customer and the Company believes that collectability is probable. Included with the purchase of the touchscreen terminals are licenses to use the games loaded on the terminals. The Company usually has agreements with its customers to deliver the requested terminals for a fixed price. Any insignificant post-contract support obligations are accrued for at the time of the sale. Post-contract customer support ("PCS") that is bundled with the initial purchase and is for one year or less is recognized at the time of the initial purchase, if collectability of the resulting receivables is probable. The estimated cost to the Company to provide such services is accrued and amortized over the expected weighted average life of the obligation period of nine months.

                             UWINK CALIFORNIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


      The Company also recognizes revenue from tournament play and league play at the time the entry fees are paid and accrues the cost of the estimated payouts.

      Impairment of Long-Lived Assets

      In August 2001, the FASB issued SFAS No. 144, "Accounting for Impairment of Disposal of Long-Lived Assets", which supercedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", and the accounting and reporting provision of APB Opinion No. 30,"Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions", for the disposal of a segment of a business. This statement also amends ARB No. 51, "Consolidated Financial Statements", to eliminate the exception to consolidation for a subsidiary for which control is likely to be impaired. SFAS No. 144 requires that long-lived assets to be disposed of by sale, including those of discontinued operations, be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. SFAS No. 144 broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. SFAS No. 144 also establishes a "primary-asset" approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used.

      Stock Based Compensation

      SFAS No. 123, "Accounting for Stock-Based Compensation," establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. The statement also permits companies to elect to continue using the current intrinsic value accounting method specified in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," to account for stock-based compensation. The Company has elected to use the intrinsic value based method and has disclosed the pro forma effect of using the fair value based method to account for its stock-based compensation issued to employees. For options granted to employees where the exercise price is less than the fair value of the stock at the date of grant, the Company recognizes an expense in accordance with APB 25. For non-employee stock based compensation the Company recognizes an expense in accordance with SFAS No. 123 and values the equity securities based on the fair value of the security on the date of grant. For stock-based awards the value is based on the market value for the stock on the date of grant and if the stock has restrictions as to transferability a discount is provided for lack of tradability. Stock option awards are valued using the Black-Scholes option-pricing model.

                             UWINK CALIFORNIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


      If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under the Stock Option Plan consistent with the methodology prescribed by SFAS No. 123, the Company's net loss and loss per share would be increased to the pro forma amounts indicated below for the year ended December 31, 2002 and 2001:


                                                          2002             2001
                                                       -----------      -----------
          Net loss
            As reported                                $(3,599,810)     $(5,136,720)
            Compensation recognized under APB 25            46,027               --
            Compensation recognized under SFAS 123        (602,035)        (518,516)
                                                       -----------      -----------
                       Pro forma                       $(4,155,818)     $(5,655,236)
                                                       ===========      ===========

          Basic and diluted loss per common share
            As reported                                $     (0.47)     $     (0.68)
            Pro forma                                  $     (0.54)     $     (0.75)


      The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 2002 and 2001: risk-free interest rate of 3.5% and 3.5 %; dividend yields of 0% and 0%; volatility factors of the expected market price of the Company's common stock of 223% and 196%; and a weighted average expected life of the option of 10 and 10 years, respectively.

      Advertising and Marketing Costs

      The Company expenses costs of advertising and marketing as incurred. Advertising and marketing expense for the years ended December 31, 2002 and 2001 amounted to $35,626 and $160,252, respectively.

      Income Taxes

      The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                             UWINK CALIFORNIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


      Earnings Per Share

      The Company reports earnings (loss) per share in accordance with SFAS No. 128, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since the effect of the assumed conversion of options and warrants to purchase common shares would have an anti-dilutive effect. The following potential common shares have been excluded from the computation of diluted net loss per share for the years ended December 31, 2002 and 2001 because the effect would have been anti-dilutive:

                                                                                      2002                2001
                                                                                      ----                ----
              Shares to be issued upon conversion of preferred stock                5,081,395          5,081,395
              Shares to be issued upon conversion of bridge loans                   2,433,333          1,333,333
              Stock options issued to employees                                     2,507,000          1,650,500
              Warrants issued to consultants and finders                              432,500            182,500
              Warrants issued for financing                                         1,592,741            876,071
                                                                                   ----------          ---------
                                                                                   12,046,969          9,123,799
                                                                                   ==========          =========


      Comprehensive Loss

      SFAS No. 130, "Reporting Comprehensive Loss," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. For the year ended December 31, 2002 and 2001, the Company does not have items that represented other comprehensive income and, accordingly, has not included in the statement of stockholders' deficit the change in comprehensive loss.

      Discount on Bridge Loans and Preferred Stock

      Discounts on bridge loans and preferred stock are principally the values attributed to the detachable warrants issued in connection with the bridge loans and the value of the preferential conversion feature associated with the bridge loans and preferred stock. These discounts are accounted for in accordance with Emerging Issues Task Force ("EITF") 00-27 issued by the American Institute of Certified Public Accountants.

      Recently Issued Accounting Pronouncements

      During April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", effective for contracts entered into or modified after September 30, 2003, except as stated below and for hedging relationships designated after September 30, 2003. In addition, except as stated below, all provisions of this Statement should be applied prospectively. The provisions of this Statement that relate to Statement 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with their respective effective dates. In addition, paragraphs 7(a) and 23(a), which relate to forward purchases or sales of when-issued securities or other securities that do not yet exist, should be applied to both existing contracts and new contracts entered into after September 30, 2003. The Company does not participate in such transactions, however, is evaluating the effect of this new pronouncement, if any, and will adopt FASB 149 within the prescribed time.

                             UWINK CALIFORNIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


      During May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a freestanding financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this Statement are consistent with the current definition of liabilities in FASB Concepts Statement No. 6, Elements of Financial Statements. The Company is evaluating the effect of this new pronouncement and will adopt FASB 150 within the prescribed time.

      In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (an interpretation of Accounting Research Bulletin (ARB) No. 51, Consolidated Financial Statements). Interpretation 46 addresses consolidation by business enterprises of entities to which the usual condition of consolidation described in ARB-51 does not apply. The Interpretation changes the criteria by which one company includes another entity in its consolidated financial statements. The general requirement to consolidate under ARB-51 is based on the presumption that an enterprise's financial statement should include all of the entities in which it has a controlling financial interest (i.e., majority voting interest). Interpretation 46 requires a variable interest entity to be consolidated by a company that does not have a majority voting interest, but nevertheless, is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity.

      In December 2003, the FASB concluded to revise certain elements of FIN 46, primarily to clarify the required accounting for interests in variable interest entities. FIN-46R replaces FIN-46, that was issued in January 2003. FIN-46R exempts certain entities from its requirements and provides for special effective dates for entities that have fully or partially applied FIN-46 as of December 24, 2003. In certain situations, entities have the option of applying or continuing to apply FIN-46 for a short period of time before applying FIN-46R. In general, for all entities that were previously considered special purpose entities, FIN 46 should be applied for registrants who file under Regulation SX in periods ending after March 31, 2004, and for registrants who file under Regulation SB, in periods ending after December 15, 2004. The Company does not expect the adoption to have a material impact on the Company's financial position or results of operations.

                             UWINK CALIFORNIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


      In December 2003, the FASB issued a revised SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" which replaces the previously issued Statement. The revised Statement increases the existing disclosures for defined benefit pension plans and other defined benefit postretirement plans. However, it does not change the measurement or recognition of those plans as required under SFAS No. 87, "Employers' Accounting for Pensions," SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits," and SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." Specifically, the revised Statement requires companies to provide additional disclosures about pension plan assets, benefit obligations, cash flows, and benefit costs of defined benefit pension plans and other defined benefit postretirement plans. Also, companies are required to provide a breakdown of plan assets by category, such as debt, equity and real estate, and to provide certain expected rates of return and target allocation percentages for these asset categories. The Company will implement this pronouncement and does not believe that the adoption will have a material impact to the financial statements.

NOTE 2 - INVENTORY

      Inventory at December 31, 2002 consisted of the following:

          Raw materials                                     $ 131,294
          Finished goods                                       76,609
                                                            ---------
                                                              207,903
          Less allowance for obsolete inventory               (50,000)
                                                            ---------
                                                            $ 157,903
                                                            =========

      During the year ended December 31, 2002, the Company wrote off slow-moving and obsolete inventory amounting to $214,547.


NOTE 3 - PROPERTY AND EQUIPMENT

      The cost of property and equipment at December 31, 2002 consisted of the following:

          Computer equipment                                 $ 219,713
          Office furniture and equipment                        16,940
          Leasehold improvements                                84,849
          Machinery and equipment                               34,399
                                                             ---------
                                                               355,901
          Less accumulated depreciation and amortization      (233,547)
                                                             ---------

                                                             $ 122,354
                                                             =========

      Depreciation expense for the years ended December 31, 2002 and 2001 was $90,039 and $90,041, respectively.

                             UWINK CALIFORNIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE 4 - DUE TO RELATED PARTIES

      Due to related parties at December 31, 2002 consists of amounts advanced to the Company by certain related parties. These advances bear interest ranging from prime plus 3% to 12% per annum and are payable upon demand.

                             UWINK CALIFORNIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE 5 - BRIDGE LOANS PAYABLE

      Bridge loans payable at December 31, 2002 consisted of the following:

         Loan payable issued on August 25, 2001,  interest rate 10%,  secured by virtually  all the assets of the Company  principal  payments  and
              accrued interest was due on December 31, 2001. This loan is in default     $ 1,000,000

         Loans payable  (7)  issued  on  March  15,  2002,   interest  rate  10%,
              unsecured, principal payments and accrued interest was due on
              September 9, 2002.  These loans are in default                                 500,000

         Loan payable  issued on June 4,  2002,  interest  rate 10%,  unsecured, principal payments and accrued interest was due on
              December 2, 2002.  This loan is in default                                      50,000
                                                                                         -----------
                                                                                         $ 1,550,000
                                                                                         ===========


      On August 25, 2001, the Company entered into a bridge loan agreement bearing interest at 10% per annum, in the amount of $1,000,000, with the right to convert the loan into common stock at the most recent price per share for which the Company sold shares of its common stock. In addition to the bridge loan, the lender was issued 178,571 warrants to purchase shares of the Company's common stock for $1.40 per share. In accordance with EITF 00-27, the Company first determined the fair value of the loan and the fair value of the detachable warrants issued in connection with this bridge loan. The estimated value of the warrants of $224,322 was determined using the Black-Scholes option pricing model and the following assumptions: term of 5 years, a risk free interest rate of 3.5%, a dividend yield of 0% and volatility of 196%. The face amount of the bridge loan of $1,000,000 was proportionately allocated to the bridge loan and the warrants in the amount of $816,779 and $183,221, respectively. The amount allocated to the warrants of $183,221 was recorded as a discount on the bridge loan and as additional paid-in capital. The value of the bridge loan was then allocated between the bridge loan and the preferential conversion feature, which amounted to $633,558 and $183,221, respectively. The amount allocated to the preferential conversion feature of $183,221 was recorded as a discount on the bridge loan and as additional paid-in capital. The discounts on the bridge loan were amortized over the six month term of the loan. For the year ended December 31, 2001, $336,442 was amortized to interest expense.

                             UWINK CALIFORNIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


      On March 15, 2002, the Company entered into seven bridge loan agreements bearing interest at 10% per annum, in the aggregate amount of $500,000, with the right to convert the loans into common stock at the most recent price per share for which the Company sold shares of its common stock. In addition to the bridge loans, the lenders were issued 666,670 warrants to purchase shares of the Company's common stock for $0.75 per share. In accordance with EITF 00-27, the Company first determined the fair value of the loans and the fair value of the detachable warrants issued in connection with these bridge loans. The estimated value of the warrants of $465,393 was determined using the Black-Scholes option pricing model and the following assumptions: term of 5 years, a risk free interest rate of 3.5%, a dividend yield of 0% and volatility of 223%. The face amount of the bridge loans of $500,000 was proportionately allocated to the bridge loans and the warrants in the amount of $258,962 and $241,038, respectively. The amount allocated to the warrants of $241,038 was recorded as a discount on the bridge loans and as additional paid-in capital. The value of the bridge loans was then allocated between the bridge loans and the preferential conversion feature, which amounted to $17,924 and $241,038, respectively. The amount allocated to the preferential conversion feature of $241,038 was recorded as a discount on the bridge loans and as additional paid-in capital. The discounts on the bridge loans were amortized over the six month term of the loans. For the year ended December 31, 2002, $482,076 was amortized to interest expense.

      On June 4, 2002, the Company entered into a bridge loan agreement bearing interest at 10% per annum, in the amount of $50,000, with the right to convert the loan into common stock at the most recent price per share for which the Company sold shares of its common stock. In addition to the bridge loan, the lender was issued 50,000 warrants to purchase shares of the Company's common stock for $0.75 per share. In accordance with EITF 00-27, the Company first determined the fair value of the loan and the fair value of the detachable warrants issued in connection with this bridge loan. The estimated value of the warrants of $34,904 was determined using the Black-Scholes option pricing model and the following assumptions: term of 5 years, a risk free interest rate of 3.5%, a dividend yield of 0% and volatility of 223%. The face amount of the bridge loan of $50,000 was proportionately allocated to the bridge loan and the warrants in the amount of $29,445 and $20,555, respectively. The amount allocated to the warrants of $20,555 was recorded as a discount on the bridge loan and as additional paid-in capital. The value of the bridge loan was then allocated between the bridge loan and the preferential conversion feature, which amounted to $8,890 and $20,555, respectively. The amount allocated to the preferential conversion feature of $20,555 was recorded as a discount on the bridge loan and as additional paid-in capital. The discounts on the bridge loan were amortized over the six month term of the loan. For the year ended December 31, 2002, $41,110 was amortized to interest expense.

      In 2003, $1,400,000 of these bridge loans were converted into shares of the Company's common stock.

NOTE 6 - STOCKHOLDERS' EQUITY

      Preferred Stock

      The Company has authorized 10,000,000 shares of $0.0001 par value Preferred Stock, of which 3,000,000 shares are designated as Series A Convertible Preferred Stock ("Series A") and 3,000,000 shares are designated as Series B Convertible Preferred Stock ("Series B").

      In the event of voluntary or involuntary liquidation, dissolution or winding-up of the Company, the Series A stockholders will be entitled to a distribution of $1.00 per shares. The Series A can be converted into shares of common stock on a one-for-one basis at the option of the holder, but will automatically be converted to common stock upon the consummation of an initial public offering of securities of the Company under the Securities Act of 1933, as amended.

                             UWINK CALIFORNIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


      In the event of voluntary or involuntary liquidation, dissolution or winding-up of the Company, the Series B stockholders will be entitled to a distribution of $2.00 per shares. The Series B can be converted into shares of common stock on a one-for-one basis at the option of the holder, but will automatically be converted to common stock upon the consummation of an initial public offering of securities of the Company under the Securities Act of 1933, as amended.

      On June 10, 2001, in connection with the issuance of 247,500 shares of Series B, the Company issued 247,500 warrants to purchase shares of the Company's common stock for $2.00 per share. In accordance with EITF 00-27, the Company first determined the value of the Series B and the fair value of the detachable warrants issued in connection with the Series B. The estimated value of the warrants of $357,936 was determined using the Black-Scholes option pricing model and the following assumptions: term of 3 years, a risk free interest rate of 3.5%, a dividend yield of 0% and volatility of 196%. The amount raised through the issuance of the Series B of $495,000 was proportionately allocated to the Series B and the warrants in the amount of $287,272 and $207,728, respectively. The amount allocated to the warrants of $207,728 was recorded as a discount on the Series B and amortized directly to retained earnings over the three year life of the warrants. The carrying amount of the Series B was then allocated between the Series B and the preferential conversion feature, which amounted to $79,544 and $207,728, respectively. The amount allocated to the preferential conversion feature of $207,728 was recorded as a discount on Series B and amortized over three years directly to retained earnings. The amortization of these Series B discounts for the years ended December 31, 2002 and 2001 amounted to $138,358 and $77,330, respectively.

      During the year ended December 31, 2001, the Company issued 8,895 shares of Series B in exchange for $17,790 of accounts payable. The price of the Series B used to calculate the number of shares to issue in this exchange was $2.00 per shares which represented the price of the Company's stock based on recent private placement offerings.

      Common Stock

      During the year ended December 31, 2002, the Company issued 97,788 shares of common stock in exchange for $73,341 of accounts payable. The price of the common stock used to calculate the number of shares to issue in this exchange was $0.75 per shares which was the price negotiated with the vendors.

      During the year ended December 31, 2002, the Company issued 610,000 shares of common stock in exchange for services valued at $305,000. The price of the common stock to calculate the number of shares to issue in this exchange for services was $0.50 per shares which represented the price of the Company's stock based on recent private placement offerings.

                             UWINK CALIFORNIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE 7 - STOCK OPTIONS AND WARRANTS

      Stock Options

      In 2000, the Company's Board of Directors approved the Stock Option Plan (the "Plan"). The Plan provides for the grant of incentive and non-qualified stock options to certain employees, officers, directors, consultants, and agents of the Company. Under the Plan, the Company may grant options with respect to shares of common stock to be granted at not less than fair market value. Options granted under the Plan, generally vest in equal annual installments over three years and may be exercised for a period of one to 10 years as determined by the Board of Directors.

      Transactions under the Plans during the years ended December 31, 2001 and 2002 are summarized as follows:

      The following table summarizes the options outstanding:


                                                                Weighted
                                                  Stock         Average
                                                 Option         Exercise
                                                  Plan           Price
                                                ---------      ---------
          Balance, December 31, 2000            1,621,500      $   1.09
              Granted                              64,000      $   2.00
              Canceled                            (35,000)     $   1.00
                                               ----------
          Balance, December 31, 2001            1,650,500      $   1.12
              Granted                           1,886,000      $   0.25
              Canceled                         (1,029,500)     $   1.12
                                               ----------
          Balance, December 31, 2002            2,507,000      $   0.47
                                               ==========

          Exercisable at December 31, 2002        996,963      $   0.89
                                               ==========

      The weighted average remaining contractual life of options outstanding issued under the Plan is 8.84 year at December 31, 2002. The exercise price for the options outstanding under the Plan at December 31, 2002 ranged from $0.10 to $2.00. No compensation expense was recognized as a result of the issuance of stock options during the year ended December 31, 2001.

      For options granted during the years ended December 31, 2002 and 2001 where the exercise price equaled the stock price at the date of the grant, the weighted-average fair value of such options was $0.74 and $1.96, respectively, and the weighted-average exercise price of such options was $0.75 and $2.00, respectively. For options granted during the year ended December 31, 2002 where the exercise price was less than the stock price at the date of the grant, the weighted-average fair value of such options was $0.50 and the weighted-average exercise price of such options was $0.10. The Company recognized an expense of $46,027 for the year ended December 31, 2002 related to these options that were granted where the exercise price was less than the stock price at the date of grant. No options were granted during the year ended December 31, 2002 where the exercise price was greater than the stock price at the date of grant. No options were granted during the year ended December 31, 2001 where the exercise price was greater than the stock price at the date of grant or where the exercise price was less than the stock price at the date of the grant.

                             UWINK CALIFORNIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


      The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of employee stock options.

      Warrants

      The Company has issued warrants to consultants and finders for services rendered and in connection with raising capital. The following table summarizes the warrants outstanding:


                                                                  Weighted-
                                                                  Average
                                                                  Exercise
                                                    Warrants       Price
                                                   ----------    ---------

          Balance, December 31, 2000                 285,000     $   1.81
              Granted                                773,571     $   1.84
                                                  ----------
          Balance, December 31, 2001               1,058,571     $   1.83
              Granted                                966,670     $   0.70
                                                  ----------
          Balance, December 31, 2002               2,025,241     $   1.29
                                                  ==========

          Exercisable at December 31, 2002         2,025,241     $   1.29
                                                  ==========

      The fair value for these warrants was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 2002 and 2001: risk-free interest rate of 3.5% and 3.5 %; dividend yields of 0% and 0%; volatility factors of the expected market price of the Company's common stock of 223% and 196%; and a weighted average expected life of the option of 5 and 3 years, respectively.

      The weighted average remaining contractual life of warrants outstanding is
      2.81 years at December 31, 2002. The exercise price for the warrants outstanding at December 31, 2002 ranged from $0.25 to $2.00. During the year ended December 31, 2002, the Company recognized an expense of $91,429 related to the issuance of 225,000 warrants for services. During the year ended December 31, 2001, the Company recognized an expense of $451,279 related to the issuance of 300,000 warrants for financing costs.

                             UWINK CALIFORNIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE 8 - INCOME TAXES

      Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of December 31, 2002 are as follows:


      Deferred tax assets:

            Federal net operating loss                              $ 4,776,000
            State net operating loss                                    424,000
            Equity instruments issued for compensation/services         158,000
            Accounts receivable and inventory reserves                   66,000
                                                                    -----------

      Total deferred tax assets                                       5,424,000
            Less valuation allowance                                 (5,424,000)
                                                                    -----------

                                                                    $        --
                                                                    ===========


      During the year ended December 31, 2002, the valuation allowance increased by $1,301,000.

      At December 31, 2002 and 2001, the Company had federal and state net operating loss ("NOL") carryforwards of approximately $14,100,000 and $7,000,000, respectively. Federal NOLs could, if unused, expire in varying amounts in the years 2015 through 2018. State NOLs, if unused, could expire in varying amounts from 2005 through 2008.

      The reconciliation of the effective income tax rate to the federal statutory rate for the years ended December 31, 2002 and 2001 is as follows:

                                                      2002       2001
                                                      ----       ----
          Federal income tax rate                   (34.0%)    (34.0%)
          State tax, net of federal benefit          (6.0%)     (6.0%)
          Non-deductible items                        0.5%        --
          Reserve for accounts receivable
            and inventory                             1.9%        --
          Equity instrument issued for
            compensation/services                     4.4%        --
          Increase in valuation allowance            33.2%      40.0%
                                                    -----      -----
          Effective income tax rate                   0.0%       0.0%
                                                    =====      =====

      Utilization of the net operating loss and tax credit carryforwards is subject to significant limitations imposed by the change in control under I.R.C. 382, limiting its annual utilization to the value of the Company at the date of change in control times the federal discount rate. A significant portion of the NOL may expire before it can be utilized. See
      Note 10.

                             UWINK CALIFORNIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE 9 - COMMITMENTS AND CONTINGENCIES

      Other Litigation

      In the ordinary course of business, the Company is generally subject to claims, complaints, and legal actions. At December 31, 2002, management believes that the Company is not a party to any action which would have a material impact on its financial condition, operations, or cash flows.

      Leases

      The Company leases a 10,000 square foot office building in Los Angeles, California under an operating lease agreement that expires in January 2005. The lease provides for current monthly lease payments of $10,000.

      Future minimum lease payments applicable to non-cancelable operating leases as of December 31, 2002, are as follows:


                                                             Operating
                                                              Leases
                                                             ---------
                   Year ending December 31,
                        2003                                $   109,380
                        2004                                    119,000
                        2005                                     10,000
                                                            -----------

                   Net Minimum Lease Payments               $   250,000
                                                            ===========


      The Company incurred rent expense of $88,593 and $122,782 for the years ended December 31, 2002 and 2001, respectively.

NOTE 10 - SUBSEQUENT EVENTS

      In 2003, the Company converted $1,400,000 of bridge loans into shares of the Company's common stock. Also in 2003, the Company sold 6,093,596 shares of common stock in private placement offerings for $3,727,756, net of commissions and fees of $455,002. In addition, the Company issued warrants to purchase 509,377 shares of common stock as additional commissions in connection with one of the private placement offerings of common shares. In addition, in 2004, the Company sold an additional 2,250,385 shares of common stock in a private placement offering for gross proceeds of $1,426,050. The Company used the net proceeds of the offering to restructure and improve its balance sheet, pay off certain accounts payable and accrued liabilities, purchase game terminal inventory and for working capital.

      On May 14, 2003, the Company entered into a convertible promissory note in the amount of $125,000. The note bears interest at 8% per annum and is due on March 14, 2004. The note can be converted, at the option of the holder, to shares of the Company's common stock at $0.50 per share, the market value of the Company's common stock on May 14, 2003. In addition, the Company also entered into a licensing agreement for $125,000 with same company that issued the convertible promissory note.

                             UWINK CALIFORNIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


      On December 4, 2003, the Company completed the initial closing of a reverse acquisition with Prologue (a publicly traded shell corporation) pursuant to which Prologue will acquire all of the outstanding shares of the Company in exchange for a controlling interest in Prologue. Prologue issued one (1) share of its common stock for every 3.15611 shares of the Company's capital stock. As of the initial closing, the Company's stockholders transferred 16,764,554 shares of the Company's capital stock (representing approximately 66.37% of the total shares of the Company's capital stock outstanding) to Prologue in exchange for 5,311,777 shares of common stock of Prologue (representing approximately 88.22% of the total shares of Prologue's capital stock outstanding). Prologue expects to acquire the remaining Company shares outstanding in subsequent closings pursuant to the terms of the Purchase Agreement.

      During December 2003 and January 2004, all of the accrued salaries were either converted to shares of the Company's common stock, paid in cash or forgiven.

                             UWINK CALIFORNIA, INC.
                              FINANCIAL STATEMENTS
                  NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
                                   (UNAUDITED)


                                    CONTENTS

                                                                                     Page
                                                                                     ----
FINANCIAL STATEMENTS:
      Balance  Sheet as of September  30, 2003  (unaudited)                          F-25
      Statements  of Operations  for  the  nine  months  ended
        September  30,  2003  and  2002 (unaudited)                                  F-26
      Statements of Cash Flows for nine months ended September 30, 2003
        and 2002 (unaudited)                                                         F-27
     Notes to Financial Statements (unaudited)                                    F-29 - F-33

                             UWINK CALIFORNIA, INC.

                                  BALANCE SHEET

                                                                                              SEPTEMBER
                                                                                               30, 2003
                                                                                          -------------------
                                                                                             (unaudited)
      ASSETS

CURRENT ASSETS
      Cash and cash equivalents                                                        $              27,517
      Account receivable, net of allowance for doubtful accounts of $5,654                            11,827
      Inventory, net of obsolescence reserve of $50,000                                              155,927
      Prepaid expenses and other current assets                                                       21,530
                                                                                          -------------------
TOTAL CURRENT ASSETS                                                                                 216,801

PROPERTY AND EQUIPMENT, net of accumulated
      depreciation of $301,047                                                                       162,132
CAPITALIZED SOFTWARE DEVELOPMENT COSTS, net of
      accumulated amortization of $716,040                                                            64,582
                                                                                          -------------------
TOTAL ASSETS                                                                           $             443,515
                                                                                          ===================


            LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES

      Accounts payable                                                                 $             904,820
      Accrued expenses                                                                               447,679
      Accrued payroll and related benefits                                                         1,275,401
      Unearned revenue                                                                               163,889
      Due to related parties                                                                         707,412
      Convertible note payable, net of discount of $77,526                                            47,474
      Bridge loans payable                                                                         1,150,000
                                                                                          -------------------
TOTAL CURRENT LIABILITIES                                                                          4,696,675
                                                                                          -------------------

COMMITMENT AND CONTINGENCIES                                                                               -

STOCKHOLDERS' DEFICIT
      Series A Convertible Preferred Stock, $0.0001 par value;
        3,000,000 shares authorized; 2,950,000 shares issued and outstanding                             295
      Series B Convertible Preferred Stock, $0.0001 par value;
        3,000,000 shares authorized; 2,131,395 shares issued and outstanding                             213
      Common stock, $0.0001 par value; 35,000,000 shares
        authorized; 10,512,078 shares issued and outstanding                                           1,051
      Additional paid-in capital                                                                  11,394,728
      Accumulated deficit                                                                        (15,649,447)
                                                                                          -------------------
TOTAL STOCKHOLDERS' DEFICIT                                                                       (4,253,160)
                                                                                          -------------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                            $             443,515
                                                                                          ===================




   The accompanying notes are an integral part of these financial statements.

                             UWINK CALIFORNIA, INC.

                            STATEMENTS OF OPERATIONS

                                                                                                NINE MONTHS ENDED
                                                                                      --------------------------------------
                                                                                         SEPTEMBER            SEPTEMBER
                                                                                          30, 2003            30, 2002
                                                                                      -----------------   ------------------
                                                                                        (unaudited)          (unaudited)
NET SALES                                                                             $         91,219    $         198,268

COST OF SALES                                                                                    6,068              159,534
                                                                                      -----------------   ------------------
GROSS PROFIT                                                                                    85,151               38,734
                                                                                      -----------------   ------------------

OPERATING EXPENSES
      Selling, general and administrative expenses                                             450,481            1,402,068
      Research and development                                                                 120,446              276,061
                                                                                      -----------------   ------------------
TOTAL OPERATING EXPENSES                                                                       570,927            1,678,129
                                                                                      -----------------   ------------------

LOSS FROM OPERATIONS                                                                          (485,776)          (1,639,395)
                                                                                      -----------------   ------------------

OTHER INCOME (EXPENSE)
      Other income                                                                               1,697                1,200
      Gain on settlement of debt                                                                48,396
      Amortization of debt discounts                                                           (47,472)            (508,877)
      Interest expense                                                                        (100,357)             (60,606)
                                                                                      -----------------   ------------------
TOTAL OTHER INCOME (EXPENSE)                                                                   (97,736)            (568,283)
                                                                                      -----------------   ------------------

LOSS BEFORE PROVISION FOR INCOME TAXES                                                        (583,512)          (2,207,678)

PROVISION FOR INCOME TAXES                                                                           -                    -
                                                                                      -----------------   ------------------

NET LOSS                                                                                      (583,512)          (2,207,678)

AMORTIZATION OF PREFERRED STOCK DISCOUNTS                                                     (103,845)            (103,845)
                                                                                      -----------------   ------------------
NET LOSS ATTRIBUTED TO COMMON STOCKHOLDERS                                            $       (687,357)   $      (2,311,523)
                                                                                      =================   ==================

NET LOSS PER COMMON SHARE - BASIC AND DILUTED                                         $          (0.07)   $           (0.30)
                                                                                      =================   ==================

WEIGHTED AVERAGE COMMON SHARES
      OUTSTANDING - BASIC AND DILUTED                                                        9,920,669            7,758,612
                                                                                      =================   ==================

   The accompanying notes are an integral part of these financial statements.

                             UWINK CALIFORNIA, INC.

                            STATEMENTS OF CASH FLOWS


                                                                                             NINE MONTHS ENDED
                                                                                    ------------------------------------
                                                                                       SEPTEMBER           SEPTEMBER
                                                                                       30, 2003            30, 2002
                                                                                    ----------------    ----------------
                                                                                      (unaudited)         (unaudited)
CASH FLOW FROM OPERATING ACTIVITIES:
    Net loss                                                                        $      (583,512)    $    (2,207,678)
    Adjustment to reconcile net loss to net cash
      used in operating activities:
        Value of warrants issued for services                                                     -              13,767
        Amortization of discount on bridge loans/convertible note payable                    47,472             508,877
        Value of options issued below market price                                          145,000                   -
        Depreciation and amortization expense                                                94,479             334,588
    Changes in operating assets and liabilities:
      Accounts receivable                                                                    48,342             (11,037)
      Inventory                                                                               1,976              34,285
      Prepaid expenses and other current assets                                                 185              (6,150)
      Accounts payable                                                                     (171,251)            151,448
      Accrued expenses                                                                      166,770            (123,109)
      Accrued payroll and related benefits                                                 (522,303)            916,590
      Unearned revenue                                                                      163,889             (22,648)
                                                                                    ----------------    ----------------
Net cash used in operating activities                                                      (608,953)           (411,067)
                                                                                    ----------------    ----------------

CASH FLOW FROM INVESTING ACTIVITIES:
    Payment for property and equipment                                                     (107,278)                  -
    Payments for software development costs                                                       -             (33,500)
                                                                                    ----------------    ----------------
Net cash used in investing activities                                                      (107,278)            (33,500)
                                                                                    ----------------    ----------------

CASH FLOW FROM FINANCING ACTIVITIES:
    Change in cash overdraft                                                                      -             (13,600)
    Proceeds from issuance of bridge loans                                                        -             550,000
    Proceeds from convertible notes payable                                                 125,000                   -
    Proceeds (repayments) from advances from related parties                                 (5,000)            (11,894)
    Proceeds from issuance of common stock                                                  677,931                   -
    Payment of offering costs                                                               (60,631)                  -
                                                                                    ----------------    ----------------
Net cash provided by financing activities                                                   737,300             524,506
                                                                                    ----------------    ----------------

NET INCREASE IN CASH AND
    CASH EQUIVALENTS                                                                         21,069              79,939

CASH AND CASH EQUIVALENTS, Beginning of period                                                6,448                   -
                                                                                    ----------------    ----------------

CASH AND CASH EQUIVALENTS, End of period                                            $        27,517     $        79,939
                                                                                    ================    ================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Interest paid                                                                   $             -     $             -
                                                                                    ================    ================
    Income taxes paid                                                               $             -     $             -
                                                                                    ================    ================

   The accompanying notes are an integral part of these financial statements.

                             UWINK CALIFORNIA, INC.
                      STATEMENTS OF CASH FLOWS (CONTINUED)

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

      During the nine months ended September 30, 2003, the Company: 1) converted $400,000 of bridge loans and $20,000 of accrued interest into 800,000 and 40,000 shares of common stock, respectively.

      During the nine months ended September 30, 2002, the Company: 1) converted $73,341 of accounts payable into 97,788 shares of common stock, and 2) issued 25,000 warrants valued at $13,767 for services rendered.


   The accompanying notes are an integral part of these financial statements.

                             UWINK CALIFORNIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002


NOTE 1 - BASIS OF PRESENTATION

      The unaudited financial statements have been prepared by uWink, Inc. (the "Company"), pursuant to the rules and regulations of the Securities and Exchange Commission. The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. These financial statements should be read in conjunction with the audited financial statements and footnotes for the year ended December 31, 2002 included elsewhere in this Form 8-K. The results of the nine months ended September 30, 2003 are not necessarily indicative of the results to be expected for the full year ending December 31, 2003.

      The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has incurred a net loss of $583,512 for the nine months ended September 30, 2003 and as of September 30, 2003, the Company had a stockholders' deficit of $4,253,160 and a working capital deficiency of $4,479,874.

      These conditions raise substantial doubt as to the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

      Management has completed a reverse merger with a publicly traded company on December 4, 2003 and has raised net proceeds of approximately $4.0 million in connection with this transaction. The Company believes that its working capital will be sufficient to fund the current level of operations through the end of the current fiscal year ending December 31, 2004. However, the Company believes that it will need at least an additional $2 million of working capital in order to fund the projected demand for its Snap! and Design'R Bear products and, if necessary, to finance future losses from operations as it endeavors to build revenue and reach a profitable level of operations. The Company plans to obtain the additional working capital through the private placement sale of its equity securities. However, as of the date of this report, there are no commitments for the sale of its securities nor can there be any assurance that such funds will be available on commercially reasonable terms, if at all. Should the Company be unable to raise the required funds, its ability to finance its continued growth will be materially adversely affected.

                             UWINK CALIFORNIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002


      Stock Based Compensation

      SFAS No. 123, "Accounting for Stock-Based Compensation," establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. The statement also permits companies to elect to continue using the current intrinsic value accounting method specified in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," to account for stock-based compensation. The Company has elected to use the intrinsic value based method and has disclosed the pro forma effect of using the fair value based method to account for its stock-based compensation issued to employees. For non-employee stock based compensation the Company recognizes an expense in accordance with SFAS No. 123 and values the equity securities based on the fair value of the security on the date of grant. For stock-based awards the value is based on the market value for the stock on the date of grant and if the stock has restrictions as to transferability a discount is provided for lack of tradability. Stock option awards are valued using the Black-Scholes option-pricing model.

      If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under the Stock Option Plan consistent with the methodology prescribed by SFAS No. 123, the Company's net loss and loss per share would be reduced to the pro forma amounts indicated below for the nine months ended September 30, 2003 and 2002:

                                                           2003              2002
                                                       -----------      -----------
         Net loss
            As reported                                $  (583,512)     $(2,207,678)
            Compensation recognized under APB 25           145,000               --
            Compensation recognized under SFAS 123        (256,460)        (451,526)
                                                       -----------      -----------
                       Pro forma                       $  (694,972)     $(2,659,204)
                                                       ===========      ===========

          Basic and diluted loss per common share
            As reported                                $     (0.07)     $     (0.30)
            Pro forma                                  $     (0.08)     $     (0.36)


      The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 2002: risk-free interest rate of 3.5%; dividend yields of 0%; volatility factors of the expected market price of the Company's common stock of 223%; and a weighted average expected life of the option of 10 years, respectively. There were no options granted in 2003.

NOTE 2 - EARNINGS PER SHARE

      The Company reports earnings (loss) per share in accordance with SFAS No. 128, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since the effect of the assumed conversion of options and warrants to purchase common shares would have an anti-dilutive effect. The following potential common shares have been excluded from the computation of diluted net loss per share for the nine months ended September 30, 2003 and 2002 because the effect would have been anti-dilutive:

                             UWINK CALIFORNIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002


                                                                        2003           2002
                                                                     ----------     ----------
          Shares to be issued upon conversion of preferred stock      5,081,395      5,081,395
          Shares to be issued upon conversion of bridge loans         1,633,333      2,433,333
          Stock options issued to employees                           1,936,000      1,457,000
          Warrants issued to consultants and finders                    460,579        432,500
          Warrants issued for financing                               1,842,741      1,592,741
                                                                     ----------     ----------
                                                                     10,954,048     10,996,969
                                                                     ==========     ==========


NOTE 3 - BRIDGE LOANS PAYABLE


      Bridge loans payable at September 30, 2003 consisted of the following:
         Loan payable issued on August 25, 2001,  interest rate 10%,  secured by virtually  all the assets of the Company,  principal  payments and
              accrued interest was due on December 31, 2001.  This loan is in default    $  1,000,000

         Loan payable  issued on March 15, 2002,  interest rate 10%,  unsecured, principal payments and accrued interest was due on
              September 9, 2002.  This loan is in default                                     150,000
                                                                                         ------------

                                                                                         $  1,150,000
                                                                                         ============

      During the nine months ended September 30, 2003, $400,000 of the bridge loans were converted into 800,000 shares of the Company's common stock.

NOTE 4 - CONVERTIBLE NOTE PAYABLE

      On May 14, 2003, the Company entered into a convertible promissory note in the amount of $125,000. The note bears interest at 8% per annum and is due on May 14, 2004. The note can be converted, at the option of the holder, to shares of the Company's common stock at $0.50 per share, the market value of the Company's common stock on May 14, 2003. In addition to the convertible note payable, the lender was issued 250,000 warrants to purchase shares of the Company's common stock for $0.01 per share. In accordance with EITF 00-27, the Company first determined the fair value of the loan and the fair value of the detachable warrants issued in connection with this convertible note payable. The estimated value of the warrants of $124,995 was determined using the Black-Scholes option pricing model and the following assumptions: term of 10 years, a risk free interest rate of 3.5%, a dividend yield of 0% and volatility of 223%. The face amount of the convertible note payable of $125,000 was proportionately allocated to the convertible note payable and the warrants in the amount of $62,501 and $62,499, respectively. The amount allocated to the warrants of $62,499 was recorded as a discount on the convertible note payable and as additional paid-in capital. The value of the convertible note payable was then allocated between the convertible note payable and the preferential conversion feature, which amounted to $2 and $62,499, respectively. The amount allocated to the preferential conversion feature of $62,499 was recorded as a discount on the convertible note payable and as additional paid-in capital. The discounts on the convertible note payable will be amortized over the one year term of the convertible note payable. For the nine months ended September 30, 2003, $47,472 was amortized to expense.

                             UWINK CALIFORNIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002


NOTE 5 - STOCKHOLDERS' EQUITY

      Common Stock

      During the nine months ended September 30, 2003, the Company converted $400,000 of bridge loans and $20,000 of accrued interest into 800,000 and 40,000 shares of common stock, respectively. Also, the Company also sold 1,280,790 shares of common stock in private placement offerings for gross proceeds of $677,931, net of commissions and fees of $60,631. In addition, the Company warrants to purchase 28,079 shares of common stock as additional commissions in connection with one of the private placement offerings of common shares.

NOTE 6 - SUBSEQUENT EVENTS

      During the fourth quarter 2003, the Company (and subsequent to December 4, 2003, the publicly traded company that the company merged with) sold
      4,812,806 shares of common stock in private placement offerings for $3,049,825, net of commissions and fees of $394,371. In addition, the Company issued warrants to purchase 481,298 shares of common stock as additional commissions in connection with one of the private placement offerings of common shares. In addition, in 2004, the Company sold an additional 2,250,385 shares of common stock in a private placement offering for gross proceeds of $1,426,050. The Company used the net proceeds of the offering to restructure and improve its balance sheet, pay off certain accounts payable and accrued liabilities, purchase game terminal inventory and for working capital. The Company's cash position after these transactions was approximately $1.4 million.

                             UWINK CALIFORNIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002


      On December 4, 2003, the Company completed the initial closing of a reverse acquisition with Prologue (a publicly traded shell corporation) pursuant to which Prologue will acquire all of the outstanding shares of the Company in exchange for a controlling interest in Prologue. Prologue issued one (1) share of its common stock for every 3.15611 shares of the Company's capital stock. As of the initial closing, the Company's stockholders transferred 16,764,554 shares of the Company's capital stock (representing approximately 66.37% of the total shares of the Company's capital stock outstanding) to Prologue in exchange for 5,311,777 shares of common stock of Prologue (representing approximately 88.22% of the total shares of Prologue's capital stock outstanding). Prologue expects to acquire the remaining Company shares outstanding in subsequent closings pursuant to the terms of the Purchase Agreement.

      During December 2003 and January 2004 all of the accrued salaries were either converted into shares of the Company's common stock, paid in cash or forgiven.

      Subsequent to September 30, 2003, the Company converted $1,000,000 of bridge loans and $239,849 of accrued interest into 1,333,334 and 319,798, respectively, shares of the Company's common stock.

                           UWINK, INC. AND SUBSIDIARY
                     PRO FORMA COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)

                                    CONTENTS

                                                                                                        Page
                                                                                                        ----
FINANCIAL STATEMENTS:
      Pro Forma Condensed Combined  Balance Sheet as of September 30, 2003 (unaudited)                   F-36
      Pro Forma Condensed Combined Statements  of  Operations  for the nine months ended
        September  30, 2003 (unaudited)                                                                  F-37
      Pro Forma Condensed Combined  Statements  of  Operations  for the year ended
        December 31, 2002                                                                                F-38
     Notes to Combined Financial Statements (unaudited)                                                  F-39

                           UWINK, INC. AND SUBSIDIARY
                PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined balance sheet aggregates the balance sheet of (a Utah corporation formerly Prologue) ("Parent") as of September 30, 2003, and the balance sheet of uWink California, Inc. ("Subsidiary") (a Delaware corporation) as of September 30, 2003. The following unaudited PTO forma condensed combined statement of operations aggregates the statement of operations of Parent for the nine months ended September 30, 2003 and year ended December 31, 2002, and the statement of operations of Subsidiary for the nine months ended September 30, 2003 and year ended December 31, 2002. The following unaudited pro forma condensed combined balance sheet and statement of operations were prepared giving effect to a transaction completed on November 21, 2003, wherein Parent acquired Subsidiary as a wholly-owned subsidiary (the "Reorganization"). This business combination is treated as a reverse acquisition and as a recapitalization of Subsidiary- Parent issued common stock in exchange for all of the issued and outstanding shares of Subsidiary. The following pro forma condensed balance sheet and statement of operations uses the assumptions as described in the notes and the historical financial information available at September 30, 2003 and December 31, 2002, respectively. The financial statements of both Parent and Subsidiary at December 31, 2002 are audited. The financial statements of both Parent and Subsidiary at September 30, 2003 are unaudited.

The unaudited pro forma condensed combined balance sheet and statement of income should be read in conjunction with the separate financial statements and related notes thereto of Parent and Subsidiary. The unaudited pro forma condensed combined balance sheet and statement of income are not necessarily indicative of the condensed combined balance sheet and statement of income which might have existed for the periods indicated or the results of operations as they may appear now or in the future.

                           UWINK, INC. AND SUBSIDIARY
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               SEPTEMBER 30, 2003
                                   (UNAUDITED)

                                                              PROLOGUE         UWINK, INC.      ADJUSTMENTS     PRO FORMA
                                                             ------------     --------------  ----------------  -----------
                           ASSETS

CURRENT ASSETS
    Cash and cash equivalents                              $           -    $      27,517   $                 $     27,517
    Account receivable                                                 -           11,827                           11,827
    Inventory                                                          -          155,927                          155,927
    Prepaid expenses and other current assets                          -           21,530                           21,530
                                                             ------------     ------------    ------------      -----------
TOTAL CURRENT ASSETS                                                   -          216,801               -          216,801

PROPERTY AND EQUIPMENT                                                 -          162,132                          162,132
CAPITALIZED SOFTWARE DEVELOPMENT COSTS                                 -           64,582                           64,582
                                                             ------------     ------------    ------------      -----------
TOTAL ASSETS                                               $           -    $     443,515   $           -     $    443,515
                                                             ============     ============    ============      ===========


           LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
    Accounts payable                                       $         750    $     904,820   $                 $    905,570
    Accrued expenses                                                   -          447,679                          447,679
    Accrued payroll and related benefits                               -        1,275,401                        1,275,401
    Unearned revenue                                                              163,889                          163,889
    Due to related parties                                             -          707,412                          707,412
    Convertible notes payable                                          -           47,474                           47,474
    Bridge loans payable                                               -        1,150,000                        1,150,000
                                                             ------------     ------------    ------------      -----------
TOTAL CURRENT LIABILITIES                                            750        4,696,675               -        4,697,425
                                                             ------------     ------------    ------------      -----------


COMMITMENT AND CONTINGENCIES                                           -                -               -                -

STOCKHOLDERS' DEFICIT
    Series A Convertible Preferred Stock                               -              295  a         (295)               -
    Series B Convertible Preferred Stock                               -              213  a         (213)               -
    Common stock                                                  50,000            1,051  a      (42,338)           8,713
    Additional paid-in capital                                    17,032       11,394,728  a      (24,936)      11,386,824
    Accumulated deficit                                          (67,782)     (15,649,447) a       67,782       (15,649,447)
                                                             ------------     ------------    ------------      -----------
TOTAL STOCKHOLDERS' DEFICIT                                         (750)      (4,253,160)              -       (4,253,910)
                                                             ------------     ------------    ------------      -----------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                $           -    $     443,515   $           -     $    443,515
                                                             ============     ============    ============      ===========

                                                                       -                -               -                -

                  See accompanying notes to pro forma condensed
                    combined financial statements (unaudited)

                           UWINK, INC. AND SUBSIDIARY
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
                                   (UNAUDITED)

                                                            PROLOGUE       UWINK, INC.        ADJUSTMENTS        PRO FORMA
                                                           ------------    -------------    --------------       ----------
NET SALES                                                $           -   $       91,219   $                  $      91,219

COST OF SALES                                                        -            6,068                              6,068

                                                           ------------    -------------    --------------       ----------
GROSS PROFIT                                                         -           85,151                 -           85,151
                                                           ------------    -------------    --------------       ----------

OPERATING EXPENSES
    Selling, general and administrative expenses                 3,543          450,481                            454,024
    Research and development                                         -          120,446                            120,446
                                                           ------------    -------------    --------------       ----------
TOTAL OPERATING EXPENSES                                         3,543          570,927                 -          574,470
                                                           ------------    -------------    --------------       ----------

LOSS FROM OPERATIONS                                            (3,543)        (485,776)                -         (489,319)
                                                           ------------    -------------    --------------       ----------

OTHER INCOME (EXPENSE)
    Interest income                                                               1,697                              1,697
    Gain on settlement of debt                                                   48,396                             48,396
    Amortization of debt discounts                                              (47,472)                           (47,472)
    Interest expense                                                           (100,357)                          (100,357)
                                                           ------------    -------------    --------------       ----------
TOTAL OTHER INCOME (EXPENSE)                                         -          (97,736)                -          (97,736)
                                                           ------------    -------------    --------------       ----------

LOSS BEFORE PROVISION FOR INCOME TAXES                          (3,543)        (583,512)                -         (587,055)

PROVISION FOR INCOME TAXES                                           -                -                 -                -
                                                           ------------    -------------    --------------       ----------
NET LOSS                                                 $      (3,543)  $     (583,512)  $             -    $    (587,055)
                                                           ============    =============    ==============       ==========

NET LOSS PER COMMON SHARE - BASIC AND DILUTED            $       (0.00)                                      $       (0.11)
                                                           ============                                          ==========

WEIGHTED AVERAGE COMMON SHARES
    OUTSTANDING - BASIC AND DILUTED                            709,281                                           5,462,621
                                                           ============                                          ==========

                  See accompanying notes to pro forma condensed
                   combined financial statements (unaudited)

                           UWINK, INC. AND SUBSIDIARY
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002


                                                            PROLOGUE       UWINK, INC.        ADJUSTMENTS        PRO FORMA
                                                           ------------    -------------    --------------       ----------
NET SALES                                               $           -   $      315,367   $                  $     315,367

COST OF SALES                                                        -          257,362                            257,362
                                                           ------------    -------------    --------------       ----------
GROSS PROFIT                                                         -           58,005                 -           58,005
                                                           ------------    -------------    --------------       ----------

OPERATING EXPENSES
    Selling, general and administrative expenses                 3,625        2,350,647                          2,354,272
    Research and development                                         -          523,051                            523,051
                                                           ------------    -------------    --------------       ----------
TOTAL OPERATING EXPENSES                                         3,625        2,873,698                 -        2,877,323
                                                           ------------    -------------    --------------       ----------

LOSS FROM OPERATIONS                                            (3,625)      (2,815,693)                -        (2,819,318)
                                                           ------------    -------------    --------------       ----------

OTHER INCOME (EXPENSE)
    Interest income                                                  -            1,213                              1,213
    Amortization of debt discounts                                   -         (523,186)                          (523,186)
    Interest expense                                                 -         (262,144)                          (262,144)
                                                           ------------    -------------    --------------       ----------
TOTAL OTHER INCOME (EXPENSE)                                         -         (784,117)                -         (784,117)
                                                           ------------    -------------    --------------       ----------

LOSS BEFORE PROVISION FOR INCOME TAXES                          (3,625)      (3,599,810)                -        (3,603,435)

PROVISION FOR INCOME TAXES                                           -                -                 -                -
                                                           ------------    -------------    --------------       ----------
NET LOSS                                                 $      (3,625)  $   (3,599,810)  $             -    $   (3,603,435)
                                                           ============    =============    ==============       ==========

NET LOSS PER COMMON SHARE - BASIC AND DILUTED            $       (0.01)                                      $       (0.75)
                                                           ============                                          ==========

WEIGHTED AVERAGE COMMON SHARES
    OUTSTANDING - BASIC AND DILUTED                            709,193                                           4,821,170
                                                           ============                                          ==========

                  See accompanying notes to pro forma condensed
                       combined financial statements

                           UWINK, INC. AND SUBSIDIARY
     NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Unaudited)


NOTE 1 - BASIS OF PRESENTATION

The accompanying pro forma combined balance sheet presents the accounts of Prologue and uWink California, Inc. ("uWink") as if the acquisition of uWink by Prologue occurred on September 30, 2003. The accompanying pro forma combined statements of operations present the accounts of Prologue and uWink for the year ended December 31, 2002 and the nine months ended September 30, 2003 as if the acquisition occurred on January 1, 2002. For accounting purposes, the transaction is being accounted for as a reverse merger as uWink is deemed to be the accounting acquirer.

The following adjustments would be required if the acquisition occurred as indicated above:

a. To adjust stockholders' equity to reflect the transaction being accounted for as a reverse merger.